DREYFUS INSTITUTIONAL MONEY MARKET FUND

                       Certificate of Assistant Secretary

     The undersigned, Robert R. Mullery, Assistant Secretary of Dreyfus Institutional Money Market Fund (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Mark N. Jacobs, Steven F. Newman, Michael A. Rosenberg, John B. Hammalian, Jeff Prusnofsky, Robert R. Mullery, and Janette Farragher, on behalf of the proper officers of the Fund pursuant to a power of attorney:

               RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Mark N. Jacobs, Steven Newman, Michael Rosenberg, John Hammalian, Jeff Prusnofsky, Robert R. Mullery and Janette Farragher, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statements and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 28th day of April, 2003.


                                                          /s/Robert R. Mullery
                                                          ----------------------
                                                          Robert R. Mullery
                                                          Assistant Secretary



(SEAL)
DREYFUS INSTITUTIONAL MONEY MARKET FUND